Exhibit 99.1

FOR IMMEDIATE RELEASE

ESSEX RENTAL CORP. REPORTS 2012 FIRST QUARTER RESULTS

BUFFALO GROVE, IL – May 7, 2012 – Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its unaudited consolidated results for the first quarter ended March 31, 2012.

First Quarter 2012 Highlights

•	Average monthly crawler crane rental rates increased by $717 to $16,233 for the three month period ended March 31, 2012 from $15,516 for the quarter ended March 31, 2011. Excluding the impact of the levee project that was active in 2011, utilization of crawler cranes increased to 37.0% in the first quarter of 2012, compared to 33.9% in the first quarter of 2011;
•	Utilization of our rough terrain fleet was 54.8%, which represented a sequential quarterly increase in utilization of 3.0%;
•	Utilization of larger tower cranes and elevator lifts improved by 10.6% on a sequential quarterly basis and on certain tower crane sub-classes utilization is above 60.0%;
•	New, used and rental equipment sales totaled $6.2 million for the three month period ended March 31, 2012, a 50.8% increase from $4.1 million for the three month period ended March 31, 2011; and
•	Revolving debt balances have decreased by $4.0 million over the three months ended March 31, 2012, in part, due to $5.3 million of rental equipment sales at an average of 110.3% of Orderly Liquidation Value (“OLV”).

CEO Comments

Ron Schad, President and CEO of Essex stated, “During the first quarter of 2012 we continued to see positive trends in our rental and service segments. Rental rates remain stable and, in certain asset types including heavy lift rough terrain equipment and certain crawler crane classes we have achieved utilization levels that provide us the opportunity to increase rental rates. We achieved sequential quarterly increases in the utilization of many of our equipment classes, including our rough terrain and large tower crane fleets. We are experiencing increased demand from energy and petrochemical related customers located in the Gulf Coast region, central California and in the Pacific Northwest. We were pleased with the level of rental fleet asset sales, particularly of non-core assets including aerial work platforms and forklifts that were acquired as part of the Coast acquisition. Proceeds from these sales were used to reduce our debt balance and in the future may be used to acquire new equipment in asset classes that are experiencing higher utilization levels. Both our improving utilization trends and progress in our rental asset sale program have continued into our second quarter. The implementation of the new IT system at Coast has allowed us to proactively manage this business unit more effectively and in conjunction with increased utilization we experienced a meaningful improvement in Coast’s operating performance in the first quarter of 2012.”

First Quarter 2012 Overview

Equipment rentals segment revenues, which represent 76.3% of total revenues, were $18.1 million for the three months ended March 31, 2012, versus $13.2 million for the three months ended March 31, 2011. Equipment rentals segment revenues include rental, transportation, used rental equipment sales and repairs and maintenance of rental equipment. The 36.8% year-over-year increase in equipment rentals segment revenues was due to an increase in used rental equipment sales of $4.9 million.

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, was $0.9 million for the three months ended March 31, 2012 compared to $3.7 million for the three months ended March 31, 2011. New equipment quoting continues to increase as our customers are becoming more confident in the economic recovery.

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Parts and service revenue was $4.7 million or 19.8% of total revenues for the three months ended March 31, 2012 as compared to $4.5 million or 21.1% of total revenues for the three months ended March 31, 2011. We continue to see positive trends and are optimistic about the future growth of this segment.

Gross profit increased $0.1 million to $3.4 million for the quarter ended March 31, 2012 from $3.3 million the quarter ended March 31, 2011. Gross profit margin declined by approximately 1.3% to 14.3% for the quarter ended March 31, 2012 from 15.6% for the quarter ended March 31, 2011, due in part to the decline in equipment distribution segment revenues.

Total EBITDA, excluding non cash compensation and non-recurring expenses of approximately $1.0 million in both periods, increased by 21.9% to $2.6 million for the quarter ended March 31, 2012 compared to $2.1 million for the quarter ended March 31, 2011. Typically, the first quarter is our weakest quarter due to seasonality and we expect this to be the case in 2012, which reinforces our confidence that our business will strengthen throughout 2012 and into 2013.

Outlook for 2012

Mr. Schad continued, “Crawler crane demand and quoting activity continues to modestly improve. Our power and petrochemical markets, which have traditionally been our core markets, particularly in the Gulf States, appear to be strengthening. Crawler crane average lease duration was 6.9 months for the four month period ended April 2012 versus 5.5 months for the same period in 2011. The longer average crawler crane lease duration is providing greater visibility, and if this trend continues, is likely to have a positive impact on utilization for the remainder of 2012 and 2013. We were pleased in the first quarter of 2012 to experience sequential quarterly increases in utilization for rough terrain cranes and tower cranes, which are our second and third largest equipment types as measured by original equipment cost. This is providing us the opportunity to increase rental rates on a selective basis on certain asset classes where utilization exceeds 60.0%. The increased demand for our rough terrain cranes is coming from a variety of markets including energy and maintenance related end uses. The increased demand for our rough terrain cranes is particularly encouraging since it validates our decision to invest approximately $17 million in this asset class over the last year. Specifically, the number of units in our rough terrain fleet has grown by 22.3% since the acquisition of Coast Crane. In prior construction cycles, demand for crawler cranes typically lags demand for wheel mounted mobile cranes, including rough terrain cranes, all terrain cranes and boom trucks by 6-12 months. In addition, we are also encouraged by the fact that the last five monthly readings of the Architecture Billings Index (“ABI”) have remained in positive territory. This is an encouraging sign for a continuing construction recovery.

“We continue to focus on the sale of rental fleet assets to both reduce debt and rebalance our fleet mix. The rental assets being marketed for sale include crawler cranes that were underutilized during historic peak utilization periods and assets such as aerial work platforms and forklifts where we believe we lack a competitive advantage and do not leverage our crane expertise. Our continued ability to sell these assets at a premium to OLV is a further indication of a recovering construction environment.”

“Lastly, a series of recently implemented operating initiatives at Coast are providing us with much greater business visibility. We are now able to track rental rates and margins on a real time basis and have successfully completed a series of cost reduction actions. As a result of these initiatives we are seeing consistent month over month improvements in operating results particularly as compared to the same time period in 2011. We believe the improvement in operating results relative to 2011 will be apparent throughout the remainder of 2012. ”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Tuesday, May 8, 2012. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

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About Essex Rental Corp.

Essex, through its subsidiaries, Essex Crane Rental Corp. and Coast Crane Company, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. While management believes that the presentation of EBITDA serves to enhance understanding of Essex's operating performance, EBITDA should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's operating performance. EBITDA has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of EBITDA to income from operations is included in the financial tables accompanying this release.

CONTACT:

Essex Rental Corp.

Martin Kroll

Chief Financial Officer

(847) 215-6502 / mkroll@essexcrane.com

OR

Kory Glen

Director of Finance

(847) 215-6522 / kglen@essexcrane.com

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Essex Rental Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2012	2011

REVENUES
Equipment rentals	$10,284,322	$10,366,853
Retail equipment sales	916,446	3,698,364
Used rental equipment sales	5,328,862	443,526
Retail parts sales	2,332,242	2,916,309
Transportation	1,344,063	1,374,596
Equipment repairs and maintenance	3,532,250	2,687,522

TOTAL REVENUES	23,738,185	21,487,170

COST OF REVENUES
Salaries, payroll taxes and benefits	2,883,136	2,338,020
Depreciation	5,246,187	5,158,940
Retail equipment sales	719,815	3,126,946
Used rental equipment sales	4,703,899	397,844
Retail parts sales	1,134,046	2,269,198
Transportation	1,136,973	1,292,770
Equipment repairs and maintenance	3,721,972	3,007,947
Yard operating expenses	788,058	546,969

TOTAL COST OF REVENUES	20,334,086	18,138,634

GROSS PROFIT	3,404,099	3,348,536

Selling, general and administrative expenses	6,987,955	7,378,090
Other depreciation and amortization	326,404	329,523

LOSS FROM OPERATIONS	(3,910,260)	(4,359,077)

OTHER INCOME (EXPENSES)
Other income (expense)	(15,560)	164,368
Interest expense	(2,908,682)	(2,864,326)
Foreign currency exchange gains	35,539	7,209
TOTAL OTHER INCOME (EXPENSES)	(2,888,703)	(2,692,749)

LOSS BEFORE INCOME TAXES	(6,798,963)	(7,051,826)

BENEFIT FOR INCOME TAXES	(2,102,621)	(2,389,574)

NET LOSS	$(4,696,342)	$(4,662,252)

Weighted average shares outstanding:
Basic	24,525,103	21,978,645
Diluted	24,525,103	21,978,645

Loss per share:
Basic	$(0.19)	$(0.21)
Diluted	$(0.19)	$(0.21)

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Essex Rental Corp. & Subsidiaries

Segment Revenues and Gross Profit

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Segment revenues
Equipment rentals	$18,116,501	$13,247,426
Equipment distribution	916,447	3,698,364
Parts and service	4,705,237	4,541,380

Total revenues	$23,738,185	$21,487,170

Segment gross profit
Equipment rentals	$2,010,650	$1,847,798
Equipment distribution	46,148	409,253
Parts and service	1,347,301	1,091,485

Total gross profit	$3,404,099	$3,348,536

Essex Rental Corp & Subsidiaries

Reconciliation of Loss from Operations

to Total EBITDA

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Loss from Operations	$(3,910,260)	$(4,359,077)
Add: Depreciation	5,246,187	5,158,940
Add: Other depreciation and amortization	326,404	329,523
Total EBITDA	1,662,331	1,129,386

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Essex Rental Corp. and Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,833,704	$9,030,383
Accounts receivable, net of allowances	14,120,560	14,311,343
Other receivables	2,487,349	2,712,353
Deferred tax assets	3,506,859	3,478,114
Inventory
Retail equipment inventory	2,244,768	2,212,530
Retail spare parts, net	1,044,837	1,506,680
Prepaid expenses and other assets	2,016,094	1,944,068
TOTAL CURRENT ASSETS	33,254,171	35,195,471

Rental equipment, net	319,948,660	328,955,023
Property and equipment, net	7,279,741	7,876,432
Spare parts inventory, net	3,258,967	3,380,090
Identifiable finite lived intangibles, net	1,654,285	1,893,920
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	1,638,660	1,803,167

TOTAL ASSETS	$368,830,610	$380,900,229

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,621,124	$4,893,500
Accrued employee compensation and benefits	1,698,460	1,750,956
Accrued taxes	3,368,590	3,592,912
Accrued interest	925,869	833,642
Accrued other expenses	875,233	830,295
Unearned rental revenue	1,285,598	1,106,781
Customer deposits	184,596	142,581
Short-term debt obligations	673,403	673,403
Interest rate swaps	1,757,410	2,470,779
Current portion of capital lease obligation	7,325	7,199
TOTAL CURRENT LIABILITIES	14,397,608	16,302,048

LONG-TERM LIABILITIES
Revolving credit facilities	218,102,629	222,088,941
Promissory notes	5,058,773	5,034,741
Other long-term debt obligations	1,683,508	1,851,859
Deferred tax liabilities	49,577,341	51,650,482
Capital lease obligation	1,271	3,150
TOTAL LONG-TERM LIABILITIES	274,423,522	280,629,173

TOTAL LIABILITIES	288,821,130	296,931,221

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,537,156 shares at March 31, 2012 and 24,428,092 shares at December 31, 2011	2,454	2,443
Paid in capital	123,262,679	122,815,398
Accumulated deficit	(42,274,325)	(37,577,983)
Accumulated other comprehensive loss, net of tax	(981,328)	(1,270,850)
TOTAL STOCKHOLDERS' EQUITY	80,009,480	83,969,008

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$368,830,610	$380,900,229

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